Exhibit 10.16.1

Director Stock Option Agreement

(Williams)

This Director Stock Option Agreement, dated as of the Effective Date, between CDRF Topco, Inc., a Delaware corporation, and the Director whose name appears on the signature page hereof, is being entered into pursuant to the CDRF Topco, Inc. Stock Incentive Plan. The meaning of capitalized terms may be found in Section 7.

The Company and the Director hereby agree as follows:

Section 1. Grant of Options

(a) Confirmation of Grant. The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Director of Options to purchase the number of shares of Common Stock specified on the signature page hereof. The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b) Option Price. Each share covered by an Option shall have the Option Price specified on the signature page hereof.

Section 2. Vesting and Exercisability

(a) Vesting. Except as otherwise provided in Section 6(a) or Section 2(b) of this Agreement, the Options shall become vested in five equal annual installments on the first through fifth anniversaries of the Grant Date, subject to the continuous employment of the Director with the Company until the applicable vesting date; provided that if the Director’s service on the Board is terminated in a Special Termination (i.e., by reason of the Director’s death or Disability), any unvested Options held by the Director shall immediately vest as of the effective date of such Special Termination.

(b) Discretionary Acceleration. The Board, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c) Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3. Options may only be exercised with respect to whole shares of Common Stock and must be exercised in accordance with Section 4.

(d) No Other Accelerated Vesting. The vesting and exercisability provisions set forth in this Section 2 or in Section 6 shall be the exclusive vesting and exercisability provisions applicable to the Options and shall supersede any other provisions relating to vesting and exercisability, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.

Section 3. Termination of Options

(a) Normal Termination Date. Unless earlier terminated pursuant to Section 3(b) or Section 6, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b) Early Termination. Upon termination of the Director’s services on the Board for any reason, any Options held by the Director that have not vested before the effective date of such termination of services or that do not become vested on such date in accordance with Section 2 shall terminate immediately upon such termination of services and, if the Director’s services are terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination. All vested Options held by the Director following the effective date of a termination of services shall remain exercisable until the first to occur of (i) the 90th day following the effective date of the Director’s termination of services (or the 180th day in the case of a Special Termination), (ii) the Normal Termination Date or (iii) the cancellation of the Options pursuant to Section 6(a), and if not exercised within such period the Options shall automatically terminate upon the expiration of such period; provided, that the periods provided for under clause (i) shall be tolled, but not beyond the Normal Termination Date, during any period when the exercise of an Option would result in a violation of the terms or provisions of, or a default or event of default under, any of the Financing Agreements.

Section 4. Manner of Exercise

(a) General. Subject to such reasonable administrative regulations as the Board may adopt from time to time, the Director may exercise vested Options by giving at least 15 business days prior written notice to the Secretary of the Company specifying the proposed date on which the Director desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”); provided that following a Public Offering notice may be given within such lesser period as the Board may permit. The Exercise Shares shall be subject to the Subscription Agreement to which the Director is then a party, or, if the Director is not then a party to a Subscription Agreement, the Company and the Director shall enter into the Subscription Agreement attached to this Agreement as Exhibit A. Unless otherwise determined by the Board, and subject to such other terms, representations and warranties as may be provided for in the Subscription Agreement, (i) on or before the Exercise Date the Director shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent). The Company may require the Director to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act or other applicable law or (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b) Restrictions on Exercise. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Exercise Shares shall be delivered, (i) unless (A) all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (ii) if such exercise would result in a violation of the terms or provisions of or a default or event of default under, any of the Financing Agreements. The Company shall use reasonable efforts to obtain any consents or approvals referred to in this paragraph, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence; provided, however, that if an Option that will terminate pursuant to Section 3(a) or 3(b) (other than as a result of termination of the Director’s service for Cause) is unable to be exercised prior to its termination as a result of the application of this Section 4(b) (other than by reason of the Director’s failure or refusal to take any action required by this Agreement), then upon termination of such Option, the Director shall be paid a cash amount equal to (x) the number of shares of Common Stock subject to such Option, times (y) the excess, if any, of the Fair Market Value on the date the Option terminates over the Exercise Price thereof.

Section 5. Director’s Representations; Investment Intention. The Director represents and warrants that the Options have been, and any Exercise Shares will be, acquired by the Director solely for the Director’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Director represents and warrants that the Director understands that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the Subscription Agreement shall have been complied with or have expired.

Section 6. Change in Control

(a) Vesting and Cancellation. In the event of a Change in Control, all then-outstanding Options (whether vested or unvested) shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control (or, if applicable, on such later dates in conformity with the payment of the proceeds payable to the holders of Common Stock (to the extent permitted under Section 409A of the Code)).

(b) Alternative Award. Notwithstanding Section 6(a), no cancellation, termination, or settlement or other payment shall occur with respect to any Option if the Board reasonably determines prior to the Change in Control that the Director shall receive an Alternative Award to the extent permitted under, and meeting the requirements of, the Plan.

Section 7. Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Director Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Company” means CDRF Topco, Inc., provided that for purposes of determining the status of Director’s services to the “Company,” such term shall include the Company and/or any of its Subsidiaries for which the Director serves on the Board.

“Director” means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 8, following such person’s death “Director” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Director” shall be deemed to include such person’s legal representative.

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” has the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Financing Agreements” means any guaranty, financing or security agreement or document entered into by the Company or any Subsidiary from time to time with any Person other than an Investor or one of its Affiliates.

“Grant Date” means the date hereof, which is the date on which the Options are granted to the Director.

“Normal Termination Date” has the meaning given in Section 3(a).

“Option” means the right granted to the Director hereunder to purchase one share of Common Stock for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.

“Option Price” means, with respect to each share of Common Stock covered by an Option, the purchase price specified in Section 1(b) for which the Director may purchase such share of Common Stock upon exercise of an Option.

“Plan” means the CDRF Topco, Inc. Stock Incentive Plan, as amended from time to time.

Section 8. Miscellaneous.

(a) Withholding. The Company or one of its Subsidiaries may require the Director to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding and other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(b) No Rights as Stockholder; No Voting Rights. The Director shall have no rights as a stockholder of the Company with respect to any shares covered by the Options until the exercise of the Options and delivery of the shares. Except as provided in Section 3.3 of the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the shares. Any shares delivered in respect of the Options shall be subject to the Subscription Agreement and the Director shall have no voting rights with respect to such shares until such time as specified in the Subscription Agreement.

(c) No Right to Continued Service on Board. Nothing in this Agreement shall be deemed to confer on the Director any right to continue in the service of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such service at any time.

(d) Non-Transferability of Options. The Options may be exercised only by the Director, or, following the Director’s death, by his designated beneficiary or by his estate in the absence of a designated beneficiary. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Director upon the Director’s death or with the Company’s consent.

(e) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Director, as the case may be, at the following addresses or to such other address as the Company or the Director, as the case may be, shall specify by notice to the other:

(i) if to the Company, to it at:

CDRF Topco, Inc.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Theresa Gore

Facsimile: (212) 407-5252

(ii) if to the Director, to the Director at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Director; and

copies of any notice or other communication given under this Agreement shall also be given to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Kevin A. Rinker, Esq.

Facsimile: (212) 909-6836

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(f) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors, assigns, beneficiaries, legal representatives or estate any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(g) Waiver; Amendment.

(i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Director and the Company.

(h) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Director without the prior written consent of the other party.

(i) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(j) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 8(j).

(k) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(m) Entire Agreement. This Agreement and the agreements referred to herein set forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Director have executed this Agreement as of the date first above written.

CDRF TOPCO, INC.

By:	/s/ Theresa A. Gore
Name:	Theresa A. Gore
Title:	Vice President and Secretary

THE DIRECTOR

Ron Williams

/s/ Ron Williams

Address of the Director:
RW2 Enterprises, LLC

Total Number of Shares for the Purchase of Which Options have been Granted	Option Price
2,100 Shares	$1,032.10

Exhibit A

Form of Subscription Agreement